UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    August 3, 2016 (July 11, 2016)

COLORSTARS GROUP

(Exact name of registrant as specified in its charter)

Nevada	06-1766282
(State or other jurisdiction of incorporation)	(Commission File Number)

10F, No. 566 Jung Jeng Rd. Sindian City,
New Taipei City 231, Taiwan, R.O.C

 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (949) 336-6161

Not applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

Dismissal of Previous Independent Registered Public Accounting Firm

Michael F. Albanese, CPA (“Albanese”) has been the independent registered public accounting firm of ColorStars Group (the “Company”) since December 29, 2005.

On June 14, 2016, the Public Company Accounting Oversight Board ("PCAOB") issued an order, which among other things, revoked the PCAOB registration of Albanese. As a result of that revocation, the Company can no longer include the audit report and consent of Albanese in its filings and other reports with the Securities and Exchange Commission. In light of the foregoing actions by the PCAOB, the Company deems that Albanese will no longer be engaged as the Company’s independent registered public accounting firm.

The report of Albanese on the audited financial statements of the Company for the fiscal years ended December 31, 2015 and December 31, 2014 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years, the subsequent interim periods thereto, and through July 11, 2016, there were no disagreements (as defined in Item 304 of Regulation S-K) with Albanese on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Albanese, would have caused it to make reference in connection with its opinion to the subject matter of the disagreement.

During the Company’s two most recent fiscal years, the subsequent interim periods thereto, and through July 11, 2016, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Albanese with a copy of this disclosure on August 3, 2016 and requested that Albanese furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether it agrees with the statements made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which Albanese does not agree. A copy of Albanese’s letter to the SEC is filed as Exhibit 16.1 to this Report.

Engagement of New Independent Registered Public Accounting Firm

On July 11, 2016, the Company engaged Partiz & Company, P.A. (“Paritz”) as the Company’s independent registered public accounting firm.

During the fiscal years ended December 31, 2015, and 2014, the subsequent interim periods thereto, and through July 11, 2016, neither the Company nor anyone acting on its behalf consulted Paritz with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Paritz concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was the subject of a disagreement or a reportable event set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits:  The following exhibits are filed as part of this report:

Exhibit No.	Description

16.1	Letter from Michael F. Albanese, CPA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLORSTARS GROUP

Date: August 3, 2016	By:	/s/ Wei-Rur Chen
Wei-Rur Chen Chief Executive Officer

Exhibit 16.1

MICHAEL F. ALBANESE, CPA	12421 N Florida Ave.
Suite.113
Tampa, FL 33612

(813) 443-0619

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

August 3, 2016

Dear Sir/Madam:

We have read the statements included in the Form 8-K dated July 26, 2016 of ColorStars Group, to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 insofar as they relate to our firm.

/s/ Michael F. Albanese, CPA
Michael F. Albanese, CPA

Parsippany, NJ

August 3, 2016